Exhibit 3.49

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

HUNTSMAN PURCHASING, LTD.

LIMITED PARTNERSHIP #032283

A Certificate of Limited Partnership is amended by filing a Certificate of Amendment with the Utah Division of Corporations and Commercial Code setting forth:

1.                                      The name of the limited partnership:

HUNTSMAN PURCHASING, LTD.

2.                                      The date of registration of the limited partnership:

12/31/96

3.                                      The amendment to the certificate:

General Partner changed from

HUNTSMAN POLYPROPYLENE CORPORATION

500 HUNTSMAN WAY

SALT LAKE CITY, UT  84108

to

HUNTSMAN CORPORATION

500 HUNTSMAN WAY

SALT LAKE CITY, UT  84108

by reason of merger pursuant to Articles of Merger filed with the Utah Division of Corporations and Commercial Code on September 29, 1997.

4.                                      The signature of at least one general partner and each newly designated general partner if specified in the amendment.

DATE: December 16, 1999	HUNTSMAN CORPORATION

Robert B. Lence
Senior Vice President and General Counsel